Exhibit 10.1
VIEWRAY, INC.
AMENDED & RESTATED 2015 EQUITY INCENTIVE AWARD PLAN

PERFORMANCE SHARE AWARD GRANT NOTICE
ViewRay, Inc., a Delaware corporation, (the “Company”), pursuant to its Amended & Restated 2015 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of Performance Share Units (the “PSUs”), which shall be deemed a Restricted Stock Unit award under the Plan. Each vested PSU represents the right to receive, in accordance with the Performance Share Award Agreement attached hereto as Exhibit A (the “Agreement”), one share of Common Stock (“Share”). This award of PSUs is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Share Award Grant Notice (the “Grant Notice”) and the Agreement.
Participant:        [ ]
Grant Date:        [ ]
Performance Period:    [            ]
Target PSUs:    The actual number of Shares that may become issuable pursuant to this Agreement will be determined in accordance with the vesting provisions of Schedule I attached to the Agreement. For purposes of the applicable calculations under Schedule I, the target number of PSUs is [ ] (the “Target PSUs”).
Vesting:    The PSUs are subject to the service and performance-vesting conditions set forth in the Agreement, including the attached Schedule I, and shall vest following the end of the Performance Period on the date on which the Administrator certifies the final number of PSUs earned under Schedule I (the “Certification Date”).
By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding Shares otherwise issuable to the Participant upon vesting of the PSUs, (ii) instructing a broker on the Participant’s behalf to sell Shares otherwise issuable to the Participant upon vesting of the PSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.

VIEWRAY, INC.:                   PARTICIPANT:

By: __________________________        By: ___________________________
Print Name: ___________________        Print Name: ____________________
Title: ________________________        Address: _______________________
_______________________________

EXHIBIT A
TO PERFORMANCE SHARE AWARD GRANT NOTICE
PERFORMANCE SHARE AWARD AGREEMENT
Pursuant to the Performance Share Award Grant Notice (the “Grant Notice”) to which this Performance Share Award Agreement (this “Agreement”) is attached, ViewRay, Inc., a Delaware corporation (the “Company”), has granted to the Participant the Target PSUs set forth in the Grant Notice under the Company’s Amended & Restated 2015 Equity Incentive Award Plan, as amended from time to time (the “Plan”). Each vested PSU represents the right to receive one share of Common Stock (“Share”). Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.
ARTICLE I.
GENERAL
1.1 Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
GRANT OF PERFORMANCE SHARE AWARD
2.1 Grant of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Affiliates. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Affiliate.
2.2 Unsecured Obligation. Unless and until the PSUs have vested in the manner set forth in Article 2 and Schedule I hereof, the Participant will have no right to receive Common Stock under any such PSUs. Prior to actual settlement of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3 Vesting. Subject to Sections 2.4 and 2.5 below, the PSUs shall vest and become nonforfeitable on the Certification Date according to the vesting provisions of Schedule I attached to the Agreement (rounding down to the nearest whole Share).
2.4 Change in Control. In the event of a Change in Control prior to the end of the Performance Period, and provided that Participant has not experienced a Termination of Service prior to such Change in Control, the PSUs granted hereunder shall accelerate and vest immediately prior to the consummation of such Change in Control, with the number of earned PSUs equal to the greater of (i) the number of Target PSUs granted hereunder; and (ii) the PSUs that would otherwise be earned under Schedule I based on the Company’s actual performance against the Performance Criteria set forth therein through the end of the fiscal quarter that immediately precedes the consummation of such Change in Control. In the event of a Change in Control after the end of the Performance Period but prior to the Certification Date, and provided that Participant has not experienced a Termination of Service prior to such Change in Control, the PSUs granted hereunder shall accelerate and vest immediately prior to the consummation of such Change in Control based on the Company’s actual performance against the Performance Criteria set forth in Schedule I over the Performance Period.
2.5 Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, the following provisions shall apply in the event of a Participant’s Termination of Service prior to settlement of the PSUs pursuant to Section 2.6 hereof.
(a)    Termination of Service without Cause. Upon the Participant’s Termination of Service by the Company without Cause that occurs at least 18 months after the start of the Performance Period but prior to settlement of the PSUs pursuant to Section 2.6 hereof, the Participant shall retain the PSUs granted hereunder and, subject to the Company’s achievement of the threshold performance level(s) set forth on Schedule I, shall vest on the Certification Date in a pro-rated portion of the PSUs that are earned in the event the threshold performance level is achieved pursuant to Schedule I (regardless of whether actual performance exceeds threshold). Such pro-rated portion shall be determined by multiplying the PSUs that are earned in the event the threshold performance level is achieved pursuant to Schedule I by a fraction, the numerator of which is the number of months of continuous service the Participant completed with the Company during the Performance Period prior to his or her Termination of Service (rounded to the nearest whole month) and the denominator of which is the total number of months in the Performance Period.
(b)    Death; Disability; Retirement. Upon the Participant’s Termination of Service as a result of death, Disability or Retirement that occurs at least 12 months after the start of the Performance Period but prior to settlement of the PSUs pursuant to Section 2.6 hereof, the Participant (or the Participant’s beneficiary or personal representative, as the case may be) shall retain the PSUs granted hereunder and shall vest in a pro-rated portion of the PSUs otherwise earned pursuant to Schedule I on the Certification Date. Such pro-rated portion shall be determined by multiplying the PSUs otherwise earned under Schedule I by a fraction, the numerator of which is the number of months of continuous service the Participant completed with the Company during the Performance Period prior to his or her Termination of Service (rounded to the nearest whole month) and the denominator of which is the total number of months in the Performance Period. As used herein “Disability” means the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more. The Administrator shall have the exclusive discretion to determine when Disability has occurred for purposes of this Agreement. As used herein, “Retirement” means (i) the Participant’s Termination of Service on a date that has been agreed by both the Company and the Employee in writing on or after the date on which he or she attains age 55 and has completed at least three (3) years of continuous service with the Company, or (ii) to the extent required to comply with local legal requirements, the Participant’s Termination of Service with the intention of ceasing to do any further work on a date that has been agreed by both the Company and the Employee in writing in advance in compliance with such local legal requirements.
(c)    Any Other Termination of Service. Upon the Participant’s Termination of Service other than as set forth in Section 2.5(a) or 2.5(b) above prior to settlement of the PSUs pursuant to Section 2.6 hereof, all PSUs granted hereunder shall automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant shall have no further rights hereunder or with respect thereto.
2.6 Issuance of Common Stock upon Vesting.
(a) As soon as administratively practicable following the Certification Date, but in no event later than thirty (30) days after the Certification Date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion) equal to the number of PSUs subject to this Award that are earned and vest in accordance with the terms hereof. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 12.4 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.
(b) As set forth in Section 12.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the PSUs. The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the PSUs or the issuance of Shares.
2.7 Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 12.4 of the Plan.
2.8 Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14.2 of the Plan.
ARTICLE III.
OTHER PROVISIONS
3.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.
3.2 PSUs Not Transferable. The PSUs shall be subject to the restrictions on transferability set forth in Section 12.3 of the Plan; provided, however, that this Section 3.2 notwithstanding, with the consent of the Administrator, the PSUs may be transferred to one or more Permitted Transferees, subject to and in accordance with Section 12.3 of the Plan.
3.3 Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.
3.4 Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5 Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the PSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 14.2 of the Plan.
3.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.7 Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.
3.8 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.9 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.10 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
3.11 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the PSUs in any material way without the prior written consent of the Participant.
3.12 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
3.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.14 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or interfere with or restrict in any way with the right of the Company or any of its Affiliates, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant’s at any time.

3.15 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
3.16 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.17 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to PSUs, as and when payable hereunder.
3.18 Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
3.19 Foreign Jurisdictions. This Agreement shall be construed, interpreted and applied in such a manner as shall be necessary to comply with any legal or regulatory requirements of any jurisdiction to which the Participant is or becomes subject. The Company hereby delegates to each of the officers of the Company the authority for the interpretation of such matters, whose interpretations shall be final, binding and conclusive on the Participants and all individuals claiming any rights or benefits hereunder.

104389835.4

Schedule I

Between 0% and 300% of the Target PSUs set forth on the Grant Notice shall vest, if at all, based upon the Company’s Revenue CAGR (as defined below) over the Performance Period. As soon as practicable following the completion of the Performance Period, the Administrator shall determine the achieved Revenue CAGR and the percentage of the Target RSUs set forth in the Grant Notice that vest shall be determined as follows:

Performance Level	Achieved Revenue CAGR	Percentage of Target RSUs that Vest
Threshold	10%	50%
Target	20%	100%
Stretch	30%	200%
Maximum	35%	300%

If the Revenue CAGR is below the Threshold level, no PSUs shall be earned. If the Company’s Revenue CAGR is between the Threshold and Target, the Target and Stretch, or the Stretch and Maximum levels, the number of Target RSUs that vest will be determined by linear interpolation between the applicable points shown in the table above. In no event shall more than 300% of the Target PSUs vest hereunder.

1The Company’s “Revenue CAGR” means the compound annual growth rate of Adjusted Revenue during the Performance Period, which shall be calculated using the following formula:
Where:
X =     Adjusted Revenue;
Y =    $57,000,000; and
N =    Three.
“Adjusted Revenue” means the revenue of the Company, as reported in the Company’s consolidated financial statements for the Performance Period, after such adjustments thereto as
    1    NTD: This Schedule to be closely reviewed and revised after discussions with finance and management team to ensure it accurately described how the calculation is expected to work. Consider whether accounting treatment of awards would be effected by the broader bracketed adjustment language which gives a bit of flexibility to the Administrator here.

the Administrator deems appropriate in its sole discretion to exclude the effect of (i) accounting policy changes, legal or regulatory rule or law changes; (ii) the impact of any acquisitions or divestitures; (iii) the effect of any regulatory, legal or tax settlements; (iv) the effect of differences between actual foreign currency exchange rates and those assumed in the financial plans; and (v) any other extraordinary, unusual, and/or nonrecurring items.